Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 29, 2016, except for the effects of discontinued operations discussed in Note 15 to the consolidated financial statements as to which the date is March 30, 2017, relating to the financial statements, which appears in Yield10 Bioscience, Inc.'s (formerly known as Metabolix, Inc.) Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement. /s/ PricewaterhouseCoopers LLP Boston, Massachusetts December 8, 2017